EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Annual Report on Form 10-K of REDtone Asia, Inc. of our audit report for the year ended May 31, 2012 which is dated August 29, 2012 included in its Form 10K for the year ended May 31, 2013.

Madsen & Associates CPA’s, Inc.

Murray, Utah  84107